Exhibit 10.1

FIRST AMENDMENT TO

MANAGEMENT SERVICES AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is made effective as of April 1, 2016 (the “Amendment Effective Date”), by and between Araxes Pharma LLC, a Delaware limited liability company, having a business address at 11119 North Torrey Pines Road, Suite 125, La Jolla, CA 92037 (the “Company”), and Kura Oncology, Inc., a Delaware corporation having a business address at 11119 North Torrey Pines Road, Suite 125, La Jolla, CA 92037 (“Kura”).

WHEREAS, Company and Kura desire to amend the Management Services Agreement dated October 1, 2014 by and between Company and Kura (the “Original Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties agree as follows:

1.	In Exhibit B, Services/Fees, Section 1A is deleted in its entirety and replaced with the following: “A. For Management Services, the Company shall pay Kura a monthly fee of $65,000.00.”
2.	Except as amended as described above, all other terms and conditions of the Original Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers or representatives.

Kura Oncology, Inc.		Araxes Pharma LLC

By:	/s/ Troy E. Wilson, Ph.D., J.D.	By:	/s/ Heidi Henson

Name:	Troy E. Wilson, Ph.D., J.D.	Name:	Heidi Henson

Title:	President and CEO	Title:	CFO

Date:	June 6, 2016	Date:	June 3, 2016

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